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                                                                 Exhibit 10.15


                          FIRST AMENDMENT OF SUBLEASE
                          ---------------------------

          THIS LEASE AMENDMENT made the 20th day of March, 1996 by and between WESTINGHOUSE ELECTRIC CORPORATION ("Sublessor") and MASTECH CORPORATION ("Sublessee").

                                   WITNESSETH
                                   ----------

          WHEREAS, Sublessor and Sublessee entered into a Sublease Agreement dated February 10, 1995 ("Sublease") for approximately 21,996 rentable square feet of office space at 1000 McKee Road, Oakdale, Pennsylvania ("subleased premises"); and

          WHEREAS, Sublessor and Sublessee executed a Letter Agreement dated April 19, 1995 regarding additional equipment to be included in Exhibit C of the Sublease and the amendment of Sublessee's expansion option set forth in Section 22 of the Sublease; and

          WHEREAS, Sublessor and Sublessee desire to amend the Sublease to increase the subleased premises.

          NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

     1. Effective March 1, 1996, the subleased premises shall be increased by approximately 2,815 rentable square feet as shown on Exhibit A attached hereto and made a part hereof for the remainder of the term of the Sublease, and the total square feet in the subleased premises, including the above 2,815 rentable square feet, shall be 24,811 rentable square feet.

     2. The total monthly base rental for all of the subleased premises, including the above increased subleased area shall be as follows:
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     Period of Time             Annual Rent          Monthly Rent
     --------------             -----------          ------------

     3/1/96 - 5/31/97           $347,354.00           $28,946.17
     6/1/97 - 5/31/99           $372,165.00           $31,013.75
     6/1/99 - 5/31/200          $396,976.00           $33,081.33

     3. Effective March 1, 1996, Sublessee's proportionate share of any (a) increase or decrease in real estate tax as set forth in Section 6(c) of the Sublease and (b) increase in operating expenses as set forth in Section 7.(a) of the Sublease shall be 16.34% which is determined by dividing the total number of rentable square feet subleased by Sublessee (24,811) by the total number of rentable square feet in the Premises (151,800).

     4. Sublessee shall have the right to use the ten workstations and other furnishings located in the additional space shown on Exhibit A at the time this Lease is executed. Sublessee shall have the right, at the end of the initial term or any renewal term of this Sublease, to remove and retain the ten workstations in the additional space, provided that, upon removal, Sublessee shall restore the additional space as required in Section 24 of the Lease.
Title to such workstations shall pass at the end of the initial term, and Sublessor shall, upon request of Sublessee, deliver such bills of sale or other instruments (warranting title and otherwise disclaiming all warranties whatsoever) as Sublessee may require in order to more effectively transfer title to Sublessee.

     5. The following sentence shall be inserted in lieu of the first sentence of Section 22 of the Sublease (Option to Expand):

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          "Sublessee shall have a one-time option exercisable between December
1, 1996 and June 1, 1997 inclusive (the "Option Period") upon written notice to Sublessor to lease approximately 12,185 rentable square feet located in areas of the Premises to be designated by Sublessor and accessible by Sublessee through Common Areas."

     6. Except as otherwise set forth herein, all of the terms and conditions in the Sublease, as amended and modified, shall remain the same.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals the date first above written.

ATTEST:                             WESTINGHOUSE ELECTRIC
                                    CORPORATION


__________________________          By:______________________________
Assistant Secretary                    Vice President


ATTEST:                             MASTECH CORPORATION


__________________________          By:______________________________

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